NEWS RELEASE

TimkenSteel Announces First-Quarter 2016 Results

•	Net sales of $217.9 million increased 5.5 percent sequentially.

•	Net loss of $13.6 million or minus 31 cents per share was driven by weak commodity markets.

•	EBITDA loss of $1.6 million marks improved performance, driven by company actions and industrial markets.

•	$11.6 million of free cash flow generated for the period.

CANTON, Ohio: April 28, 2016 -TimkenSteel (NYSE: TMST, timkensteel.com), a leader in customized alloy steel products and services, today reported first-quarter net sales of $217.9 million and a net loss of $13.6 million or minus 31 cents per share.  This compares with net income of $6.9 million or 15 cents per share in the same quarter last year.
EBITDA for the quarter was a loss of $1.6 million, a sequential improvement of $16 million and better than original first-quarter expectations.
“Our employees helped us achieve better-than-expected results in the quarter. They continue to reduce costs and capture new sales,” said Tim Timken, chairman, CEO and president. “Our performance also benefited from conditions in several of our markets, with industrial showing positive movement and automotive demand remaining strong. We continue to face a challenging year, though, with energy markets still weak and imports pressuring price in spot markets. Everyone at TimkenSteel remains focused on the priorities that enable us to compete in this environment and emerge a stronger company.”

FIRST-QUARTER 2016 FINANCIAL SUMMARY

First-quarter net sales decreased $170.8 million or 43.9 percent year over year and increased $11.3 million or 5.5 percent sequentially.

•	Ship tons were approximately 186,000, a decrease of 31.3 percent over the first quarter of 2015, but an increase of 6.2 percent sequentially.

•	U.S. rig count is more than 50 percent lower compared with the first quarter of 2015, resulting in decreased demand for energy and related industrial products.

(1) Please see discussion of non-GAAP financial measures at the end of this press release.

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•	Improved industrial markets through the distribution channel primarily drove the sequential increase in net sales.

•	Surcharge revenue of $15.5 million decreased 79.4 percent from the prior-year quarter as a result of lower volumes and a drop in the No. 1 Busheling Index.

•	Surcharge revenue decreased 19.3 percent compared with the fourth-quarter 2015, primarily due to the drop in the No. 1 Busheling Index.

EBIT was a loss of $20.3 million, compared with EBIT income of $11.2 million for the same period a year ago and an EBIT loss of $36.0 million for the fourth-quarter 2015.

•
Year over year, first-quarter EBIT was lower primarily due to reduced volume and the associated impact on manufacturing costs from low melt utilization, partially offset by the favorable timing impact related to raw material spread and realization of cost reduction actions.

•	Sequentially, EBIT was favorable due to increased melt utilization, the positive impact of cost reduction actions and the timing of raw material spread from stabilizing scrap prices.

•	Melt utilization was 47 percent for the quarter, compared with 66 percent in first-quarter 2015, and 41 percent in fourth-quarter 2015.
OUTLOOK
Second-Quarter 2016 Revenue

•	Shipments are expected to be similar to first-quarter 2016 with an improved mix.

•	Automotive demand should remain strong.

•	Continued pressure on oil and gas shipments is expected due to low levels of energy exploration and production spend.

•	Demand in industrial supply chains should be higher due to tapering of inventory destocking.
Second-Quarter 2016 EBITDA

•	EBITDA projected to be between a loss of $5 million and income of $5 million.

•	Raw material spread expected to be favorable versus first-quarter 2016 due to stabilizing scrap markets.

•	Manufacturing expected to continue to be positively impacted by cost reduction efforts.

•	Melt utilization expected to remain slightly below 50 percent.

(1) Please see discussion of non-GAAP financial measures at the end of this press release.

NEWS RELEASE / Page 3

•	Imports and weak market dynamics to continue to pressure pricing.
Other Guidance

•	2016 capital spending planned to be $45 million.
The company will host a conference call at 9 a.m. EDT on Friday, April 29, 2016, to discuss its financial performance with investors and analysts. The financial results and first-quarter 2016 earnings supporting information are available on our website at investors.timkensteel.com.

Conference Call Friday, April 29, 2016 9 a.m. EDT	Toll-free dial-in: 877-201-0168 International dial-in: 647-788-4901 Conference ID: 84880918
Conference Call Replay Available through May 13, 2016	Dial-in: 855-859-2056 or 404-537-3406 Replay passcode: 84880918
Live Webcast	investors.timkensteel.com

About TimkenSteel Corporation
TimkenSteel (NYSE:TMST, timkensteel.com) creates tailored steel products and services for demanding applications, helping customers push the bounds of what’s possible within their industries. The company reaches around the world in its customers’ products and leads North America in large alloy steel bars (up to 16 inches in diameter) and seamless mechanical tubing made of its special bar quality (SBQ) steel, as well as supply chain and steel services. TimkenSteel makes all of its steel in the United States and operate warehouses and sales offices in four other countries. The company posted sales of $1.1 billion in 2015 and was named Steel Producer of the Year by American Metal Market. Follow us on Twitter @TimkenSteel.

(1) Please see discussion of non-GAAP financial measures at the end of this press release.

NEWS RELEASE / Page 4

(1)NON-GAAP FINANCIAL MEASURES

TimkenSteel reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”) and corresponding metrics as non-GAAP financial measures.  EBIT is defined as net income before interest expense and income taxes and EBITDA is defined as net (loss) income before interest expense, income taxes, depreciation and amortization. EBIT and EBITDA are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT and EBITDA is useful to investors as this measure is representative of the company's performance. It also is a useful reflection of the underlying growth from the ongoing activities of the business and provides improved comparability of results.
See the attached schedules for supplemental financial data and corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures for the three months ended March 31, 2016 and 2015. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, TimkenSteel's results prepared in accordance with GAAP. In addition, the non-GAAP measures TimkenSteel uses may differ from non-GAAP measures used by other companies, and other companies may not define the non-GAAP measures TimkenSteel uses in the same way.
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This news release includes “forward-looking” statements within the meaning of the federal securities laws. You can generally identify the company’s forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “outlook,” “intend,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “target,” “should” or “would” or other similar words, phrases or expressions that convey the uncertainty of future events or outcomes. The company cautions readers that actual results may differ materially from those expressed or implied in forward-looking statements made by or on behalf of the company due to a variety of factors, such as: the company’s ability to realize the expected benefits of its spinoff from The Timken Company; the costs associated with being an independent public company, which may be higher than anticipated; deterioration in world economic conditions, or in economic conditions in any of the geographic regions in which the company conducts business, including additional adverse effects from global economic slowdown, terrorism or hostilities, including political risks associated with the potential instability of governments and legal systems in countries in which the company or its customers conduct business,

NEWS RELEASE / Page 5

and changes in currency valuations; the effects of fluctuations in customer demand on sales, product mix and prices in the industries in which the company operates, including the ability of the company to respond to rapid changes in customer demand, the effects of customer bankruptcies or liquidations, the impact of changes in industrial business cycles, and whether conditions of fair trade exist in U.S. markets; competitive factors, including changes in market penetration, increasing price competition by existing or new foreign and domestic competitors, the introduction of new products by existing and new competitors, and new technology that may impact the way the company’s products are sold or distributed; changes in operating costs, including the effect of changes in the company’s manufacturing processes, changes in costs associated with varying levels of operations and manufacturing capacity, availability of raw materials and energy, the company’s ability to mitigate the impact of fluctuations in raw materials and energy costs and the effectiveness of its surcharge mechanism, changes in the expected costs associated with product warranty claims, changes resulting from inventory management, cost reduction initiatives and different levels of customer demands, the effects of unplanned work stoppages, and changes in the cost of labor and benefits; the success of the company’s operating plans, announced programs, initiatives and capital investments (including the jumbo bloom vertical caster and advanced quench-and-temper facility), the ability to integrate acquired companies, the ability of acquired companies to achieve satisfactory operating results, including results being accretive to earnings, and the company’s ability to maintain appropriate relations with unions that represent its employees in certain locations in order to avoid disruptions of business; and the availability of financing and interest rates, which affect the company’s cost of funds and/or ability to raise capital, the company’s pension obligations and investment performance, and/or customer demand and the ability of customers to obtain financing to purchase the company’s products or equipment that contain its products, and the amount of any dividend declared by the company’s board of directors on its common shares.

Additional risks relating to the company’s business, the industries in which the company operates or the company’s common shares may be described from time to time in the company’s filings with the SEC. All of these risk factors are difficult to predict, are subject to material uncertainties that may affect actual results and may be beyond the company’s control.

Readers are cautioned that it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results and that the above list should not be considered to be a complete list. Except as required by the federal securities laws, the company undertakes no obligation

NEWS RELEASE / Page 6

to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in millions, except per share data) (Unaudited)
	Three Months Ended March 31,
	2016	2015
Net sales	$217.9	$388.7
Cost of products sold	214.5	347.1
Gross Profit	3.4	41.6
Selling, general & administrative expenses (SG&A)	22.9	29.1
Impairment charges	—	0.4
Other expense, net	0.8	0.9
(Loss) Earnings Before Interest and Taxes (EBIT) (1)	(20.3)	11.2

Interest expense	2.0	0.1
(Loss) Income Before Income Taxes	(22.3)	11.1
(Benefit) provision for income taxes	(8.7)	4.2
Net (Loss) Income	($13.6)	$6.9

Net (Loss) Income per Common Share:
Basic (loss) earnings per share	($0.31)	$0.15
Diluted (loss) earnings per share	($0.31)	$0.15

Weighted average shares outstanding	44,206,837	44,769,679
Weighted average shares outstanding - assuming dilution	44,206,837	45,020,023

(1) EBIT is defined as net (loss) income before interest expense and income taxes. EBIT is an important financial measure used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT is useful to investors as this measure is representative of the Company's performance.

Table Page 1

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions) (Unaudited)	March 31, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$37.5	$42.4
Accounts receivable, net of allowances	95.0	80.9
Inventories, net	160.9	173.9
Prepaid expenses	4.4	11.4
Other current assets	7.9	9.2
Total Current Assets	305.7	317.8
Property, Plant and Equipment, net	760.5	769.3
Pension assets	23.4	20.0
Intangible assets, net	29.1	30.6
Other non-current assets	5.4	4.1
Total Other Assets	57.9	54.7
Total Assets	$1,124.1	$1,141.8

LIABILITIES
Accounts payable, trade	$56.1	$49.5
Salaries, wages and benefits	19.6	21.4
Accrued pension and postretirement cost	3.2	3.2
Other current liabilities	19.4	30.1
Total Current Liabilities	98.3	104.2
Long-term debt	185.2	200.2
Accrued pension and postretirement cost	129.5	114.1
Deferred income taxes	21.5	26.9
Other non-current liabilities	11.6	10.0
Total Non-Current Liabilities	347.8	351.2
SHAREHOLDERS' EQUITY
Additional paid-in capital	1,058.5	1,058.2
Retained (deficit) earnings	(75.3)	(61.7)
Treasury shares	(45.1)	(46.3)
Accumulated other comprehensive loss	(260.1)	(263.8)
Total Shareholders' Equity	678.0	686.4
Total Liabilities and Shareholders' Equity	$1,124.1	$1,141.8

Table Page 2

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	Three Months Ended March 31,
(Dollars in millions) (Unaudited)	2016	2015
CASH PROVIDED (USED)
Operating Activities
Net (loss) income	($13.6)	$6.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18.7	17.6
Impairment charges	—	0.4
Loss on sale or disposal of assets	0.8	0.2
Deferred income taxes	(8.7)	3.6
Stock-based compensation expense	1.5	2.0
Pension and postretirement expense	6.6	8.6
Pension and postretirement contributions and payments	(1.9)	(5.2)
Reimbursement from postretirement plan assets	13.3	—
Changes in operating assets and liabilities:
Accounts receivable	(14.1)	0.4
Inventories, net	13.0	16.6
Accounts payable	6.6	(23.4)
Other accrued expenses	(10.7)	(31.3)
Prepaid expenses	7.0	19.8
Other, net	1.6	(1.6)
Net Cash Provided by Operating Activities	20.1	14.6
Investing Activities
Capital expenditures	(8.5)	(17.9)
Proceeds from sale of assets	—	0.2
Net Cash Used by Investing Activities	(8.5)	(17.7)
Financing Activities
Cash dividends paid to shareholders	—	(6.3)
Purchase of treasury shares	—	(4.7)
Proceeds from exercise of stock options	—	1.1
Payment on long-term debt	(15.0)	(20.0)
Proceeds from issuance of debt	—	30.0
Deferred financing costs	(1.5)	—
Net transfers from/(to) Parent and affiliates	—	(0.5)
Net Cash (Used) Provided by Financing Activities	(16.5)	(0.4)
Effect of exchange rate changes on cash	—	—
(Decrease) Increase In Cash and Cash Equivalents	(4.9)	(3.5)
Cash and cash equivalents at beginning of period	42.4	34.5
Cash and Cash Equivalents at End of Period	$37.5	$31.0

Table Page 3

Reconciliation of EBIT to GAAP Net (Loss) Income:
This reconciliation is provided as additional relevant information about the Company's performance. Management believes EBIT is representative of the Company's performance and therefore useful to investors. Management also believes that it is appropriate to compare GAAP net (loss) income to EBIT.

(Dollars in millions) (Unaudited)
	Three Months Ended March 31,
	2016	2015
Net (loss) income	($13.6)	$6.9

(Benefit) provision for income taxes	(8.7)	4.2
Interest expense	2.0	0.1
(Loss) Earnings Before Interest and Taxes (EBIT)	($20.3)	$11.2
EBIT Margin (1)	(9.3)%	2.9%

(1) EBIT Margin is EBIT as a percentage of net sales. EBIT and EBIT Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT and EBIT Margin is useful to investors as these measures are representative of the Company's performance.

Table Page 4

Reconciliation of (Loss) Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) (2) to GAAP Net (Loss) Income:
This reconciliation is provided as additional relevant information about the Company's performance. Management believes EBITDA is representative of the Company's performance and therefore useful to investors. Management also believes that it is appropriate to compare GAAP net (loss) income to EBITDA.

(Dollars in millions) (Unaudited)
	Three Months Ended March 31,
	2016	2015
Net (loss) income	($13.6)	$6.9

(Benefit) provision for income taxes	(8.7)	4.2
Interest expense	2.0	0.1
EBIT	($20.3)	$11.2
Depreciation and amortization	18.7	17.6
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) (2)	($1.6)	$28.8
% of net sales	(0.7)%	7.4%

(2) EBITDA is defined as net (loss) income before interest expense, income taxes, depreciation and amortization. EBITDA Margin is EBITDA as a percentage of net sales. EBITDA and EBITDA Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBITDA and EBITDA Margin is useful to investors as these measures are representative of the Company's performance.

Table Page 5

Reconciliation of Total Debt to Net Debt and the Ratio of Total Debt and Net Debt to Capital:
This reconciliation is provided as additional relevant information about the Company's financial position. Capital, used for the ratio of total debt to capital and net debt to capital, is defined as total debt plus total equity. Management believes net debt is an important measure of the Company's financial position due to the amount of cash and cash equivalents.

(Dollars in millions) (Unaudited)
	March 31, 2016	December 31, 2015
Long-term debt	$185.2	$200.2
Less: Cash and cash equivalents	37.5	42.4
Net Debt	$147.7	$157.8

Total Equity	$678.0	$686.4

Ratio of Total Debt to Capital	21.5%	22.6%
Ratio of Net Debt to Capital	17.1%	17.8%

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities:
Management believes that free cash flow is useful to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of its business strategy.
(Dollars in millions) (Unaudited)
	Three Months Ended March 31,
	2016	2015
Net Cash Provided by Operating Activities	$20.1	$14.6
Less: Capital expenditures	8.5	17.9
Free Cash Flow	$11.6	($3.3)

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